EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended June 14, 2013

Current Month				Rolling Performance*				Rolling Risk Metrics* (July 2008 – June 2013)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-1.3%	-3.5%	-5.5%	-10.9%	-5.0%	-5.6%	0.3%	-5.6%	10.7%	-26.8%	-0.5	-0.7
B**	-1.3%	-3.5%	-5.8%	-11.5%	-5.6%	-6.3%	N/A	-6.3%	10.7%	-28.9%	-0.5	-0.8
Legacy 1***	-1.3%	-3.4%	-4.5%	-8.9%	-3.1%	N/A	N/A	-4.1%	10.6%	-21.2%	-0.3	-0.5
Legacy 2***	-1.3%	-3.4%	-4.6%	-9.2%	-3.4%	N/A	N/A	-4.4%	10.6%	-21.8%	-0.4	-0.6
Global 1***	-1.2%	-3.3%	-4.3%	-8.4%	-4.1%	N/A	N/A	-4.8%	10.2%	-20.4%	-0.4	-0.6
Global 2***	-1.2%	-3.3%	-4.4%	-8.6%	-4.3%	N/A	N/A	-5.1%	10.1%	-21.4%	-0.5	-0.6
Global 3***	-1.3%	-3.4%	-5.1%	-10.1%	-6.0%	N/A	N/A	-6.8%	10.1%	-27.0%	-0.6	-0.8

S&P 500 Total Return Index****	-1.0%	-0.1%	15.2%	22.1%	18.9%	7.3%	7.4%	7.3%	18.4%	-41.8%	0.5	0.5
Barclays Capital U.S. Long Gov Index****	0.5%	0.1%	-4.6%	-4.9%	7.4%	8.3%	6.5%	8.3%	13.6%	-12.3%	0.7	1.1

*          Performance metrics are calculated using month-to-date performance estimates.  All performance data is subject to verification.
**        Units began trading in August 2003.
***      Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	39%					39%
Energy	9%	Long	Crude Oil	2.6%	Long	9%	Long	Crude Oil	2.6%	Long
			Brent Crude Oil	2.3%	Long			Brent Crude Oil	2.3%	Long
Grains/Foods	16%	Short	Soybeans	3.0%	Long	16%	Short	Soybeans	3.0%	Long
			Sugar	2.9%	Short			Sugar	2.9%	Short
Metals	14%	Short	Gold	3.7%	Short	14%	Short	Gold	3.7%	Short
			Copper	2.4%	Short			Copper	2.4%	Short
FINANCIALS	61%					61%
Currencies	23%	Long $	Euro	3.3%	Long	23%	Long $	Euro	3.3%	Long
			Japanese Yen	3.0%	Short			Japanese Yen	3.0%	Short
Equities	23%	Long	S&P 500	3.3%	Long	23%	Long	S&P 500	3.3%	Long
			Dax Index	1.6%	Long			Dax Index	1.6%	Long
Fixed Income	15%	Short	Bunds	2.6%	Long	15%	Short	Bunds	2.6%	Long
			Australian Bills	2.1%	Long			Australian Bills	2.1%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas prices fell by more than 2% as excessive supply concerns weighed on investor sentiment. Crude oil prices rose due to supply disruption concerns in Libya and Sudan. However, gains were limited after the International Energy Agency forecast a decline in global consumption.

Grains/Foods
Corn and wheat prices declined slightly due to forecasts for increased domestic supply. Cotton prices surged last week on the news of increased demand from China, coupled with a slow-moving Monsoon which soaked the cotton producing regions of India.

Metals
Base metal markets declined as worldwide demand for industrial materials fell in reaction to disappointing economic growth in Asia and Europe. Precious metal markets pared slight gains as investors reacted to mixed news regarding worldwide demand.

Currencies
The New Zealand dollar gained more than 2% against counterpart currencies as positive economic news out of the U.S. prompted investors to expand their risk exposures. The Japanese yen appreciated by more than 3% following a steep decline in Japanese equities markets which stemmed from the unwinding of the Bank of Japan’s Quantitative Easing program.

Equities
The Hang Seng continued its steep decline after growth prospects for this year were again revised downward. Economists in the region credit tepid growth forecasts to the increased dissatisfaction of workers who are beginning to demand better working conditions and higher wages. The S&P 500 recovered from mid-week lows following the release of optimistic retail and housing data.

Fixed Income
U.S. Treasury Bonds finished the week flat as safe-haven bids offset selling from investors in preparation for an auction of 10-year notes towards the end of the week. Japanese Government Bonds finished the week slightly lower as markets continued to adjust to Japan’s aggressive monetary policy.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.